Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of GB&T Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Hunt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Hunt
Richard A. Hunt, Chief Executive Officer

August 14, 2003

A signed original of this written statement required by Section 906 has been provided to GB&T Bancshares, Inc. and will be retained by GB&T and furnished to the SEC or its staff upon request.

The information in this Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.